UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 8, 2005

SPECTRASITE, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

001-31769	56-2027322
(Commission File Number)	(IRS Employer Identification No.)

400 REGENCY FOREST DRIVE, CARY, NORTH CAROLINA	27511
(Address of Principal Executive Offices)	(Zip Code)

(919) 468-0112

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Disposition.

On August 8, 2005, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 3, 2005, by and among American Tower Corporation, a Delaware corporation (“American Tower”), Asteroid Merger Sub, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of American Tower (“Merger Sub”), and SpectraSite, Inc., a Delaware corporation (“SpectraSite”), SpectraSite was merged with and into Merger Sub (the “Merger”), with Merger Sub surviving as a wholly owned subsidiary of American Tower.

The Merger was approved by the stockholders of SpectraSite and American Tower at separate special stockholders’ meetings held on August 3, 2005. Under the terms of the Merger Agreement, each share of SpectraSite common stock outstanding as of the effective time of the Merger was automatically converted into the right to receive 3.575 shares of American Tower Class A common stock. In addition, each SpectraSite warrant was converted into a similar warrant to purchase or receive 3.575 shares of American Tower Class A common stock in lieu of each share of SpectraSite common stock receivable under such warrant.

The description of the Merger and the other transactions contemplated by the Merger Agreement contained in the SpectraSite Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on May 3, 2005, and the American Tower Registration Statement on Form S-4 (File No. 333-125328), filed with the SEC on May 27, 2005, are each incorporated herein by reference.

Item 3.01. Notice of Delisting.

SpectraSite will file a Form 15 with the SEC to terminate the registration of SpectraSite common stock under the Securities Exchange Act of 1934 (the “Exchange Act”), and SpectraSite will cease filing reports under the Exchange Act. In addition, the SpectraSite common stock will be delisted from the New York Stock Exchange.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth above in Items 2.01 and 3.01 is incorporated by reference herein.

SpectraSite’s warrants were registered under Section 12(g) of the Exchange Act by a registration statement on Form 8-A filed with the SEC on February 11, 2003. Pursuant to Rule 12g-3(a) of the Exchange Act, on the effective date of the Merger the warrants are deemed to be registered under Section 12(g) of the Exchange Act.

Item 5.01. Changes in Control of Registrant.

The information set forth above in Item 2.01 is incorporated by reference herein.

Item 5.02. Departure of Directors.

In connection with the Merger, each of Paul M. Albert, Jr., Timothy G. Biltz, John F. Chlebowski, Jr., Stephen H. Clark, Dean J. Douglas, Patricia L. Higgins, Samme L. Thompson and Kari-Pekka Wilska voluntarily resigned from the SpectraSite Board of Directors on August 8, 2005. Pursuant to the terms of the Merger Agreement, Messrs. Albert, Clark, Douglas and Thompson joined the American Tower board of directors effective immediately following the closing of the Merger.

Item 8.01 Other Events.

On August 8, 2005, the cash tender offer and consent solicitation for the SpectraSite 8¼% senior notes due 2010 expired at 5:00 p.m., New York City time. As of the expiration date, 100% of the outstanding $200.0 million aggregate principal amount of notes were tendered. SpectraSite has accepted for payment and paid for all notes validly tendered on or prior to the expiration date, including all notes tendered on or prior to the consent date of July 22, 2005. In connection with the offer, SpectraSite received consents from all the holders of the notes to approve proposed amendments to the indenture governing the notes to eliminate substantially all of the restrictive covenants and certain related event of default provisions. Following the tender offer, none of the notes remained outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRASITE, LLC
(Successor-in-interest to SpectraSite, Inc.)

Date: August 8, 2005	By:	/s/ William H. Hess
	Name:	William H. Hess
	Title:	Sole Manager